Exhibit 99.1

NetApp reports third quarter of fiscal year 2024 results

Net revenues of $1.61 billion for the third quarter; 5% growth year-over-year

•
Record All-flash array annualized revenue run rate1 of $3.4 billion, an increase of 21% year-over-year
•
Record Q3 GAAP consolidated gross margins of 72%; record non-GAAP consolidated gross margins2 of 73%
•
Q3 GAAP operating margins of 23%; record non-GAAP operating margins2 of 30%
•
Q3 GAAP net income per share3 of $1.48; record non-GAAP net income per share2 of $1.94

SAN JOSE, Calif.—February 29, 2024—NetApp (NASDAQ: NTAP), the intelligent data infrastructure company, today reported financial results for the third quarter of fiscal year 2024, which ended on January 26, 2024.

“In Q3, our focused execution and continued operational discipline delivered solid revenue growth and again yielded company all-time highs across key profitability metrics,” said George Kurian, chief executive officer. “Our modern approach to unified data storage, spanning all-flash and cloud environments, is clearly resonating with customers. I am confident in our ability to capitalize on this momentum, as we address new market opportunities, extend our leadership position in existing markets, and deliver increasing value for all our stakeholders.”

Third quarter of fiscal year 2024 financial results

•
Net revenues: $1.61 billion, compared to $1.53 billion in the third quarter of fiscal year 2023; a year-over-year increase of 5%.
o
Hybrid Cloud segment revenue: $1.46 billion, compared to $1.38 billion in the third quarter of fiscal year 2023.
o
Public Cloud segment revenue: $151 million, compared to $150 million in the third quarter of fiscal year 2023.
•
Billings2: $1.69 billion, compared to $1.57 billion in the third quarter of fiscal year 2023; a year-over-year increase of 7%.
•
NetApp Public Cloud annualized revenue run rate (ARR)4: $608 million, compared to $605 million in the third quarter of fiscal year 2023; relatively flat year-over-year.
•
All-flash array ARR: $3.4 billion, compared to $2.8 billion in the third quarter of fiscal year 2023; a year-over-year increase of 21%.
•
Net income: GAAP net income of $313 million, compared to $65 million in the third quarter of fiscal year 2023; non-GAAP net income2 of $410 million, compared to $301 million in the third quarter of fiscal year 2023.
•
Earnings per share: GAAP net income per share of $1.48, compared to $0.30 in the third quarter of fiscal year 2023; non-GAAP net income per share of $1.94, compared to $1.37 in the third quarter of fiscal year 2023.

•
Cash, cash equivalents and investments: $2.92 billion at the end of the third quarter of fiscal year 2024.
•
Cash provided by operations: $484 million, compared to $377 million in the third quarter of fiscal year 2023.
•
Share repurchase and dividends: Returned $203 million to stockholders through share repurchases and cash dividends.

Fourth quarter of fiscal year 2024 financial outlook

The Company provided the following financial guidance for the fourth quarter of fiscal year 2024:

Net revenues are expected to be in the range of:	$1.585 billion - $1.735 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$1.25 - $1.35	$1.73 - $1.83

Full fiscal year 2024 financial outlook

The Company provided an update to their financial guidance for the full fiscal year 2024:

Net revenues are expected to be in the range of:	$6.185 billion - $6.335 billion
	GAAP	Non-GAAP
Consolidated gross margins are expected to be in the range of:	70 - 71%	71 - 72%
Operating margins are expected to be:	~19%	~27%
Earnings per share is expected to be in the range of:	$4.52 - $4.62	$6.40 - $6.50

Dividend

The next cash dividend of $0.50 per share is to be paid on April 24, 2024, to stockholders of record as of the close of business on April 5, 2024.

Third quarter of fiscal year 2024 business highlights

Leading product innovation

•
At AWS re:Invent 2023, AWS announced scale-out file systems of Amazon FSx for NetApp ONTAP through its collaboration with NetApp, which offers up to nine times higher storage performance compared to existing file systems.
•
NetApp introduced new features to NetApp™Astra™ Control and Astra Trident, including support for on-premises Kubernetes and OpenShift clusters, ransomware protection through object storage retention policies, and Red Hat OpenShift Service on AWS support.

•
NetApp launched a new container rightsizing feature in the NetApp Cloud Insights observability platform, which helps manage containerized workloads by optimizing resource usage and reducing costs.
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Spot by NetApp added Cost Intelligence and Billing Engine to its portfolio of FinOps offerings to enable customers to better see and manage cloud costs.
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Spot by NetApp announced support for Spark Connect in Spot Ocean for Apache Spark.

Customer and partner momentum

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NetApp announced the renewal of its collaboration with Microsoft with cloud storage solutions Azure NetApp Files, Cloud Volumes ONTAP, and CloudOps solutions from Spot by NetApp.
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NetApp announced NetApp StorageGRID™ for VMware Sovereign Cloud, which enables customers to more cost-effectively store, secure, protect, and preserve unstructured data while meeting global data privacy and residency regulations.
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NetApp announced a new bundled virtualization solution for small and medium businesses that uses VMware vSphere 8 virtualization software, Fujitsu PRIMERGY Servers, and NetApp all-flash storage systems with NetApp ONTAP™ integration to vSphere.
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Bharti Airtel Limited, a leading telecom service provider in India, selected NetApp Astra for Kubernetes Storage and Data Management on Red Hat OpenShift as the platform for its containerized workloads.

Corporate news and events

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NetApp appointed Anders Gustafsson to the Board of Directors.
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NetApp celebrated the eighth iteration of the NetApp Innovation Awards: Empowering Businesses Through Data, which spotlights trailblazers who have leveraged data to drive transformations and create ground-breaking solutions.

Executive leadership announcements

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NetApp appointed Riccardo Di Blasio as Senior Vice President of North America Sales.
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NetApp appointed Ashish Dhawan as Senior Vice President of Global Cloud Sales.

Awards and recognition

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NetApp was ranked on Newsweek’s 2024 America’s Most Responsible Companies list ranking #146 out of 600 companies overall and #17 out of 54 companies in the Software & Telecommunications sector.
•
NetApp was named “2024 Company of the Year in Global Hybrid Cloud Storage Management Industry” by Frost & Sullivan.
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Google Cloud NetApp Volumes won CRN’s 2023 Product of the Year Award in the Storage-Defined category.
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NetApp won first place in the SPECstorage Solutions 2020_SWBUILD benchmark.
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NetApp was included in CEOWORLD Magazine’s Most Influential and Innovative Companies in 2024.
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NetApp was listed as one of America’s Greatest Workplaces for Diversity in 2024 by Newsweek.
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NetApp placed among CRN’s 20 Coolest Cloud Storage Companies of the 2024 Cloud 100.
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NetApp Cloud Volumes ONTAP was named Editor’s Choice for Best Big Data Product: Cloud Data Storage in Datanami’s 2023 Readers’ & Editor’s Choice Awards.

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Spot by NetApp was listed as a Top Cloud Cost ManagementTool by Spiceworks.
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NetApp was named a leader and outperformer in GigaOm’s latest Primary Storage for Large Enterprises report.
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NetApp was named a leader of scale-out file storage systems by GigaOm.

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Fourth Quarter of Fiscal Year 2024 Financial Outlook section and the Full Fiscal Year 2024 Financial Outlook section, and statements about our business, economic and market outlook, financial guidance, our overall future prospects, our modern approach to unified data storage, such approach’s resonance with customers, and our ability to address new market opportunities, extend our leadership position in existing markets, and deliver increasing value for our stakeholders. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, our ability to keep pace with the rapid industry, technological and market trends and changes in the markets in which we operate; our ability to execute our evolved cloud strategy and introduce and gain market acceptance for our products and services; our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions; global political, macroeconomic and market conditions, including inflation, rising interest rates, monetary policy shifts, recession risks, and foreign exchange volatility and the resulting impact on demand for our products; the impact of new or ongoing geopolitical conflicts and sanctions; adoption or changes to laws, regulations standards or policies affecting our operations, products, services, or the storage industry; material cybersecurity and other security breaches; the impact of supply chain disruptions on our business operations, financial performance and results of operations; changes in U.S. government spending; changes in overall technology spending by our customers; revenue seasonality; changes in laws or regulations, including those relating to privacy, data protection and information security; the timing of orders and their fulfilment; and our ability to manage our gross profit margins, including managing component costs. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in our most recently submitted annual report on Form 10-K and quarterly report on Form 10-Q. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

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NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

2Refer to NetApp usage of non-GAAP Financial Information section below for explanations of consolidated non-GAAP gross margins, non-GAAP operating margins, non-GAAP net income, non-GAAP net income per share, free cash flow, and billings.

3GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

4Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP gross margins, non-GAAP operating margins, non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of its non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp’s management uses non-GAAP measures in making operating decisions because it believes that the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

NetApp believes that the presentation of non-GAAP gross margins, non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP earnings per share data, provides investors with supplemental metrics that assist in understanding current results and future prospects, earnings and profitability that are complementary to GAAP metrics. Each of these Non-GAAP metrics is defined as the applicable GAAP metric adjusted to exclude the items defined in A through I below, as applicable, while our Non-GAAP effective tax rate and Non-GAAP net income also reflect a non-GAAP tax provision, as described in item J below, instead of our GAAP tax provision. Non-GAAP net income per share is computed as Non-GAAP net income divided by the diluted number of shares for the applicable period.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

Non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such non-recurring costs do not reflect the results of its underlying, ongoing business and, therefore, are less useful for future planning and forecasting.

J. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges or benefits resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. A detailed reconciliation of our non-GAAP to GAAP results can be found herein.

Constant currency

In periods in which the impacts of foreign currency exchange rate changes are significant, NetApp presents certain constant currency growth rates or quantifies the impact of foreign currency exchange rate changes on year-over-year fluctuations, including for net revenues, billings, and earnings. This constant currency information assumes the same foreign currency exchange rates that were in effect for the comparable prior-year period were used in translation of the current period results.

About NetApp

NetApp is the intelligent data infrastructure company combining unified data storage, integrated data services, and CloudOps solutions to turn a world of disruption into opportunity for every customer. NetApp creates silo-free infrastructure, then harnesses observability and AI, to enable the best data management. As the only enterprise-grade storage service natively embedded in the world’s biggest clouds, our data storage delivers seamless flexibility and our data services create a data advantage through superior cyber-resilience, governance, and applications agility. Our CloudOps solutions provide continuous optimization of performance and efficiency through observability and AI. No matter the data type, workload, or environment, transform your data infrastructure to realize your business possibilities with NetApp.

Learn more at www.netapp.com or follow us on X, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 26, 2024	April 28, 2023

ASSETS

Current assets:
Cash, cash equivalents and investments	$2,917	$3,070
Accounts receivable	787	987
Inventories	131	167
Other current assets	492	456
Total current assets	4,327	4,680

Property and equipment, net	607	650
Goodwill and purchased intangible assets, net	2,897	2,940
Other non-current assets	1,538	1,548
Total assets	$9,369	$9,818

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$396	$392
Accrued expenses	876	857
Current portion of long-term debt	400	—
Short-term deferred revenue and financed unearned services revenue	2,093	2,218
Total current liabilities	3,765	3,467
Long-term debt	1,991	2,389
Other long-term liabilities	585	708
Long-term deferred revenue and financed unearned services revenue	2,034	2,095
Total liabilities	8,375	8,659

Stockholders' equity	994	1,159
Total liabilities and stockholders' equity	$9,369	$9,818

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 26, 2024	January 27, 2023	January 26, 2024	January 27, 2023
Net revenues:
Product	$747	$682	$2,043	$2,305
Services	859	844	2,557	2,476
Net revenues	1,606	1,526	4,600	4,781

Cost of revenues:
Cost of product	282	367	823	1,182
Cost of services	173	158	520	465
Total cost of revenues	455	525	1,343	1,647
Gross profit	1,151	1,001	3,257	3,134

Operating expenses:
Sales and marketing	439	450	1,368	1,387
Research and development	249	230	758	713
General and administrative	81	59	230	198
Restructuring charges	13	87	44	109
Acquisition-related expense	3	3	9	18
Total operating expenses	785	829	2,409	2,425

Income from operations	366	172	848	709

Other income, net	16	5	35	43

Income before income taxes	382	177	883	752

Provision (benefit) for income taxes	69	112	188	(277)

Net income	$313	$65	$695	$1,029

Net income per share:
Basic	$1.52	$0.30	$3.33	$4.72

Diluted	$1.48	$0.30	$3.26	$4.66

Shares used in net income per share calculations:
Basic	206	216	209	218

Diluted	211	219	213	221

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 26, 2024	January 27, 2023	January 26, 2024	January 27, 2023
Cash flows from operating activities:
Net income	$313	$65	$695	$1,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63	65	191	182
Non-cash operating lease cost	11	13	34	40
Stock-based compensation	89	93	269	238
Deferred income taxes	11	(7)	(2)	(577)
Other items, net	31	58	4	(69)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	10	112	195	425
Inventories	(9)	69	37	29
Accounts payable	(11)	(145)	3	(173)
Accrued expenses	(64)	(9)	(16)	(117)
Deferred revenue and financed unearned services revenue	81	46	(160)	(47)
Long-term taxes payable	3	2	(107)	(82)
Changes in other operating assets and liabilities, net	(44)	15	(71)	(6)
Net cash provided by operating activities	484	377	1,072	872
Cash flows from investing activities:
Purchases of investments, net	(401)	(132)	(329)	(474)
Purchases of property and equipment	(36)	(58)	(109)	(200)
Acquisitions of businesses, net of cash acquired	—	—	—	(491)
Other investing activities, net	—	1	—	60
Net cash used in investing activities	(437)	(189)	(438)	(1,105)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	48	54	100	108
Payments for taxes related to net share settlement of stock awards	(23)	(11)	(108)	(74)
Repurchase of common stock	(100)	(200)	(800)	(700)
Repayments and extinguishment of debt	—	—	—	(250)
Dividends paid	(103)	(108)	(312)	(326)
Other financing activities, net	—	—	—	(2)
Net cash used in financing activities	(178)	(265)	(1,120)	(1,244)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	16	47	(10)	4

Net change in cash, cash equivalents and restricted cash	(115)	(30)	(496)	(1,473)
Cash, cash equivalents and restricted cash:
Beginning of period	1,941	2,676	2,322	4,119
End of period	$1,826	$2,646	$1,826	$2,646

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

Revenues by Segment
	Q3'FY24	Q2'FY24	Q3'FY23
Product	$747	$706	$682
Support	631	623	616
Professional and Other Services	77	79	78
Hybrid Cloud Segment Net Revenues	1,455	1,408	1,376
Public Cloud Segment Net Revenues	151	154	150
Net Revenues	$1,606	$1,562	$1,526

Gross Profit by Segment
	Q3'FY24	Q2'FY24	Q3'FY23
Product	$467	$431	$317
Support	582	573	572
Professional and Other Services	19	19	28
Hybrid Cloud Segment Gross Profit	1,068	1,023	917
Public Cloud Segment Gross Profit	99	102	103
Total Segments Gross Profit	1,167	1,125	1,020

Amortization of Intangible Assets	(9)	(8)	(11)
Stock-based Compensation	(7)	(7)	(8)
Unallocated Cost of Revenues	(16)	(15)	(19)

Gross Profit	$1,151	$1,110	$1,001

Gross Margin by Segment
	Q3'FY24	Q2'FY24	Q3'FY23
Product	62.5%	61.0%	46.5%
Support	92.2%	92.0%	92.9%
Professional and Other Services	24.7%	24.1%	35.9%
Hybrid Cloud Segment Gross Margin	73.4%	72.7%	66.6%
Public Cloud Segment Gross Margin	65.6%	66.2%	68.7%

Product Revenues
	Q3'FY24	Q2'FY24	Q3'FY23
Total	$747	$706	$682
Software*	$412	$398	$390
Hardware*	$335	$308	$292

Software and recurring support and public cloud revenue
	Q3'FY24	Q2'FY24	Q3'FY23
Product - Software	$412	$398	$390
Support	631	623	616
Public Cloud	151	154	150
Software and recurring support and public cloud revenue*	$1,194	$1,175	$1,156

Software and recurring support and public cloud revenue as a percentage of net revenues	74%	75%	76%

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components, which are considered non-GAAP measures, to display the significance of software included in total product revenues. Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix**
	% of Q3 FY'24	% of Q2 FY'24	% of Q3 FY'23
	Revenue	Revenue	Revenue
Americas	50%	50%	52%
Americas Commercial	41%	37%	42%
U.S. Public Sector	9%	13%	10%
EMEA	35%	34%	33%
Asia Pacific	15%	16%	15%

** Effective in Q1 FY'24, management began evaluating revenues by geographic region based on the location to which products and services are delivered, rather than based on the location from which the customer relationship is managed. Prior year percentages have been conformed to the current year presentation.

Pathways Mix
	% of Q3 FY'24	% of Q2 FY'24	% of Q3 FY'23
	Revenue	Revenue	Revenue
Direct	26%	23%	22%
Indirect	74%	77%	78%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q3'FY24	Q2'FY24	Q3'FY23
Non-GAAP Income from Operations	$485	$419	$372
% of Net Revenues	30.2%	26.8%	24.4%
Non-GAAP Income before Income Taxes	$501	$425	$377
Non-GAAP Effective Tax Rate	18.2%	21.4%	20.2%

Non-GAAP Net Income
	Q3'FY24	Q2'FY24	Q3'FY23
Non-GAAP Net Income	$410	$334	$301
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	211	211	219
Non-GAAP Net Income per Share, Diluted	$1.94	$1.58	$1.37

Select Balance Sheet Items
	Q3'FY24	Q2'FY24	Q3'FY23
Deferred Revenue and Financed Unearned Services Revenue	$4,127	$4,002	$4,216
DSO (days)	45	46	49
DPO (days)	79	83	75
Inventory Turns	14	15	12

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3'FY24	Q2'FY24	Q3'FY23
Net Cash Provided by Operating Activities	$484	$135	$377
Purchases of Property and Equipment	$36	$38	$58
Free Cash Flow	$448	$97	$319
Free Cash Flow as % of Net Revenues	27.9%	6.2%	20.9%
Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY24	Q2'FY24	Q3'FY23
NET INCOME	$313	$233	$65
Adjustments:
Amortization of intangible assets	14	14	17
Stock-based compensation	89	93	93
Restructuring charges	13	5	87
Acquisition-related expense	3	3	3
Litigation settlements	—	(5)	—
Income tax effects	(22)	(9)	(33)
Resolution of income tax matters	—	—	69
NON-GAAP NET INCOME	$410	$334	$301

COST OF REVENUES	$455	$452	$525
Adjustments:
Amortization of intangible assets	(9)	(8)	(11)
Stock-based compensation	(7)	(7)	(8)
NON-GAAP COST OF REVENUES	$439	$437	$506

COST OF PRODUCT REVENUES	$282	$276	$367
Adjustments:
Stock-based compensation	(2)	(1)	(2)
NON-GAAP COST OF PRODUCT REVENUES	$280	$275	$365

COST OF SERVICES REVENUES	$173	$176	$158
Adjustments:
Amortization of intangible assets	(9)	(8)	(11)
Stock-based compensation	(5)	(6)	(6)
NON-GAAP COST OF SERVICES REVENUES	$159	$162	$141

GROSS PROFIT	$1,151	$1,110	$1,001
Adjustments:
Amortization of intangible assets	9	8	11
Stock-based compensation	7	7	8
NON-GAAP GROSS PROFIT	$1,167	$1,125	$1,020

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY24	Q2'FY24	Q3'FY23
SALES AND MARKETING EXPENSES	$439	$461	$450
Adjustments:
Amortization of intangible assets	(5)	(6)	(6)
Stock-based compensation	(36)	(37)	(40)
NON-GAAP SALES AND MARKETING EXPENSES	$398	$418	$404

RESEARCH AND DEVELOPMENT EXPENSES	$249	$262	$230
Adjustments:
Stock-based compensation	(32)	(35)	(32)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$217	$227	$198

GENERAL AND ADMINISTRATIVE EXPENSES	$81	$75	$59
Adjustments:
Stock-based compensation	(14)	(14)	(13)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$67	$61	$46

RESTRUCTURING CHARGES	$13	$5	$87
Adjustments:
Restructuring charges	(13)	(5)	(87)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$3	$3	$3
Adjustments:
Acquisition-related expense	(3)	(3)	(3)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$785	$806	$829
Adjustments:
Amortization of intangible assets	(5)	(6)	(6)
Stock-based compensation	(82)	(86)	(85)
Restructuring charges	(13)	(5)	(87)
Acquisition-related expense	(3)	(3)	(3)
NON-GAAP OPERATING EXPENSES	$682	$706	$648

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY24	Q2'FY24	Q3'FY23
INCOME FROM OPERATIONS	$366	$304	$172
Adjustments:
Amortization of intangible assets	14	14	17
Stock-based compensation	89	93	93
Restructuring charges	13	5	87
Acquisition-related expense	3	3	3
NON-GAAP INCOME FROM OPERATIONS	$485	$419	$372

OTHER INCOME, NET	$16	$11	$5
Adjustments:
Litigation settlements	—	(5)	—
NON-GAAP OTHER INCOME, NET	$16	$6	$5

INCOME BEFORE INCOME TAXES	$382	$315	$177
Adjustments:
Amortization of intangible assets	14	14	17
Stock-based compensation	89	93	93
Restructuring charges	13	5	87
Acquisition-related expense	3	3	3
Litigation settlements	—	(5)	—
NON-GAAP INCOME BEFORE INCOME TAXES	$501	$425	$377

PROVISION FOR INCOME TAXES	$69	$82	$112
Adjustments:
Income tax effects	22	9	33
Resolution of income tax matters	—	—	(69)
NON-GAAP PROVISION FOR INCOME TAXES	$91	$91	$76

NET INCOME PER SHARE	$1.48	$1.10	$0.30
Adjustments:
Amortization of intangible assets	0.07	0.07	0.08
Stock-based compensation	0.42	0.44	0.42
Restructuring charges	0.06	0.02	0.40
Acquisition-related expense	0.01	0.01	0.01
Litigation settlements	—	(0.02)	—
Income tax effects	(0.10)	(0.04)	(0.15)
Resolution of income tax matters	—	—	0.32
NON-GAAP NET INCOME PER SHARE	$1.94	$1.58	$1.37

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q3'FY24	Q2'FY24	Q3'FY23
Gross margin-GAAP	71.7%	71.1%	65.6%
Cost of revenues adjustments	1.0%	1.0%	1.2%
Gross margin-Non-GAAP	72.7%	72.0%	66.8%

GAAP cost of revenues	$455	$452	$525
Cost of revenues adjustments:
Amortization of intangible assets	(9)	(8)	(11)
Stock-based compensation	(7)	(7)	(8)
Non-GAAP cost of revenues	$439	$437	$506

Net revenues	$1,606	$1,562	$1,526

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q3'FY24	Q2'FY24	Q3'FY23
Product gross margin-GAAP	62.2%	60.9%	46.2%
Cost of product revenues adjustments	0.3%	0.1%	0.3%
Product gross margin-Non-GAAP	62.5%	61.0%	46.5%

GAAP cost of product revenues	$282	$276	$367
Cost of product revenues adjustments:
Stock-based compensation	(2)	(1)	(2)
Non-GAAP cost of product revenues	$280	$275	$365

Product revenues	$747	$706	$682

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN
($ in millions)

	Q3'FY24	Q2'FY24	Q3'FY23
Services gross margin-GAAP	79.9%	79.4%	81.3%
Cost of services revenues adjustments	1.6%	1.6%	2.0%
Services gross margin-Non-GAAP	81.5%	81.1%	83.3%

GAAP cost of services revenues	$173	$176	$158
Cost of services revenues adjustments:
Amortization of intangible assets	(9)	(8)	(11)
Stock-based compensation	(5)	(6)	(6)
Non-GAAP cost of services revenues	$159	$162	$141

Services revenues	$859	$856	$844

RECONCILIATION OF NON-GAAP TO GAAP
OPERATING MARGIN
($ in millions)

	Q3'FY24	Q2'FY24	Q3'FY23
Operating margin-GAAP	22.8%	19.5%	11.3%
Adjustments:	7.4%	7.4%	13.1%
Operating margin-Non-GAAP	30.2%	26.8%	24.4%

GAAP income from operations	$366	$304	$172
Income from operations adjustments:
Amortization of intangible assets	14	14	17
Stock-based compensation	89	93	93
Restructuring charges	13	5	87
Acquisition-related expense	3	3	3
Non-GAAP income from operations	$485	$419	$372

Net revenues	$1,606	$1,562	$1,526

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q3'FY24	Q2'FY24	Q3'FY23
GAAP effective tax rate	18.1%	26.0%	63.3%
Adjustments:
Income tax effects	0.1%	(4.6)%	(4.1)%
Resolution of income tax matters	—%	—%	(39.0)%
Non-GAAP effective tax rate	18.2%	21.4%	20.2%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q3'FY24	Q2'FY24	Q3'FY23
Net cash provided by operating activities	$484	$135	$377
Purchases of property and equipment	(36)	(38)	(58)
Free cash flow	$448	$97	$319

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q3'FY24	Q2'FY24	Q3'FY23
Net revenues	$1,606	$1,562	$1,526
Change in deferred revenue and financed unearned services revenue*	81	(108)	46
Billings	$1,687	$1,454	$1,572

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER FISCAL 2024

Fourth Quarter
Fiscal 2024

Non-GAAP Guidance - Net Income Per Share	$1.73-$1.83

Adjustments of Specific Items to Net Income
Per Share for the Fourth Quarter Fiscal 2024:
Amortization of intangible assets	($0.07)
Stock-based compensation expense	($0.44)
Income tax effects	$0.03
Total Adjustments	($0.48)

GAAP Guidance - Net Income Per Share	$1.25-$1.35

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
Fiscal 2024

Fiscal 2024
Gross Margin - Non-GAAP Guidance	71% - 72%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	70% - 71%

Fiscal 2024
Operating Margin - Non-GAAP Guidance	~27%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(6)%
Restructuring charges	(1)%
Operating Margin - GAAP Guidance	~19%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
Fiscal 2024

Fiscal 2024
Non-GAAP Guidance - Net Income Per Share	$6.40-$6.50

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2024:
Amortization of intangible assets	($0.27)
Stock-based compensation expense	($1.70)
Restructuring charges	($0.21)
Acquisition-related expenses	($0.04)
Litigation settlements	$0.02
Income tax effects	$0.32
Total Adjustments	($1.88)

GAAP Guidance - Net Income Per Share	$4.52-$4.62

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Kenya Hayes

1 703 589 7595

kenya.hayes@netapp.com

(Investors)

Kris Newton

1 408 822 3312

kris.newton@netapp.com